SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             STILWELL FINANCIAL INC.

             (Exact name of registrant as specified in its charter)


               Delaware                               43-1804048
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

    920 Main Street, 21st Floor
       Kansas City, Missouri                            64105
(Address of principal executive offices)             (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                    Name of each exchange on which
       to be so registered:                   each class is to be registered:


7.875% Public Income NotES (PINES(R))             New York Stock Exchange
             due 2032



          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]


          Securities Act registration statement file number to which this form relates:

          333-69578


          Securities to be registered pursuant to Section 12(g) of the Act:

                                      None


                                (Title of Class)


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


Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------


          A description of the 7.875% Public Income NoTES (PINES(R)) due 2032 to be registered hereunder is set forth under the caption "Description of Debt Securities" in the Registrant's registration statement on Form S-3 (Registration No. 333-69578), filed with the Securities and Exchange Commission on September 18, 2001, as amended (the "Registration Statement"), which description is hereby incorporated by reference. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.




Item 2.    Exhibits.
           --------




          1.        Form of certificate representing Stilwell Financial Inc.
                    common stock (incorporated by reference to Exhibit 4.1 of Stilwell's Registration Statement on Form 10, filed on June 15, 2000, File No. 001-15253).

          2. Amended and Restated Certificate of Incorporation of Stilwell Financial Inc. (incorporated by reference to
                    Exhibit 3.1.1 of Stilwell's Registration Statement on Form 10, filed on June 15, 2000, File No. 001-15253).

          3.        Amended and Restated Bylaws of Stilwell Financial Inc.
                    (incorporated by reference to Exhibit 3.3 of Stilwell's Annual Report on Form 10-K, filed on March 30, 2001).

          4. Certificate of Designation establishing Stilwell's Series A Preferred Stock (incorporated by reference to Exhibit 3.1.2 of Stilwell's Registration Statement on Form 10, filed on June 15, 2000, File No. 001-15253).

          5. Stockholders' Rights Agreement, dated as of June 14, 2000, between Stilwell Financial Inc. and UMB Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.2.1 of Stilwell's Registration Statement on Form 10, filed on June 15, 2000, File No. 001-15253).

          6. Indenture, dated as of November 6, 2001, between Stilwell Financial Inc. and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4.1 of Stilwell's Current Report on Form 8-K, filed on November 7, 2001).

          7. Officer's Certificate pursuant to the Indenture dated as of April 5, 2002 (incorporated by reference to Exhibit 4.1 of Stilwell's Current Report on Form 8-K, filed on April 5,
                    2002).


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

                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       STILWELL FINANCIAL INC.




Date:    April 5, 2002             By:   /s/ Douglas E. Nickerson
                                       ---------------------------------------
                                                 Douglas E. Nickerson
                                       Vice President, Controller and Treasurer
                                            (Principal Accounting Officer)




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